Exhibit 10.7

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE (this “Amendment”, and sometimes referred to herein as the “Second Amendment”) made as of the 10th day of October, 2003 between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES and ELAS SECURITIES ACQUISITION CORP., each having an office at 1290 Avenue of the Americas, New York, New York 10104 (collectively, “Landlord”), as landlord, and KEEFE, BRUYETTE & WOODS, INC., having an office at 787 Seventh Avenue, New York, New York 10019 (collectively, “Tenant”), as tenant.

W I T N E S S E T H

WHEREAS, pursuant to that certain Agreement of Lease, dated as of November 12, 2001 (the “Original Lease”), as amended by that certain First Amendment of Lease, dated as of September 6, 2002 (the “First Amendment”, and together with the Original Lease, the “Lease”), Landlord leased to Tenant, and Tenant hired from Landlord, certain premises, consisting of the entire fourth (4th) floor and a portion of the sixth (6th) floor (each as more particularly described in the Lease), in the building known as 787 Seventh Avenue, New York, New York (the “Building”); and

WHEREAS, Landlord and Tenant desire to amend certain terms of the Lease and to add certain provisions thereto to provide for (i) the leasing by Tenant of the entire fifth (5th) floor of the Building, (ii) certain agreements between Landlord and Tenant relating to such space, and (iii) certain other matters, all as hereinafter provided.

NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Amendments to Definitions.

(a)                                  Unless otherwise stated herein, all capitalized terms used in this Amendment shall have the meanings specified in the Lease.

(b)                                 The defined terms hereinafter set forth are restated as follows:

“Premises” shall mean, subject to the provisions of Section 4.3 hereof, all of the rentable area of the fourth (4th) floor (the “Initial Premises”) and that portion of the sixth (6th) floor of the Building as indicated by hatching on Exhibit ”G” and Exhibit ”L” to the First Amendment, and shall also include the Expansion Three Space as of the Expansion Three Commencement Date. The entire fourth (4th) floor and the portion of the sixth (6th) floor are hereinafter sometimes referred to as the “Expanded Premises”.

“Tenant’s Share” shall mean as of (i) the Expansion One Commencement Date, three and eight hundred four one-thousandths percent (3.804%), (ii) the Expansion Two Commencement Date, four and three hundred seventeen one-thousandths percent (4.317%), and (iii) the Expansion Three Commencement Date, seven and five hundred twenty-six one-thousandths percent (7.526%), as the same may be increased or decreased pursuant to the terms hereof. Landlord and Tenant hereby expressly acknowledge and agree that the percentage set forth in this Lease as the Tenant’s Share for the Premises is the percentage as agreed to by Landlord and Tenant and shall not, except as otherwise herein provided, be subject to change for any reason, including, without limitation, a redetermination of the measurement of the rentable area of the Building or the Premises, except that such percentages will be subject to change by reason of any alteration or improvement being performed to the Building which increases or decreases the rentable area of the Building.

(c)                                  The defined terms hereinafter set forth are hereby inserted in the “DEFINITIONS” Section of the Lease in the appropriate alphabetical location:

“Anticipated Option Floor(s) Commencement Date” shall have the meaning set forth in Section 41.1(A) hereof.

“BNP” shall have the meaning set forth in Section 41.1(B) hereof.

“Debt Rating” shall mean, as of any date, the lowest rating that has been most recently assigned by either S&P or Moody’s, as the case may be, to the long-term senior unsecured non-credit enhanced debt of a Person or, if applicable, to the “implied rating” of such Person’s long-term senior unsecured credit enhanced debt. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Person’s Debt Rating, such Person’s Debt Rating shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody’s shall fall within different levels, the rating applicable to the Eligible Assignee shall be based upon (i) the lower rating, in the event such ratings are no more than one level apart or (ii) the average of the two ratings, in the event such ratings are more than one level apart; (c) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Person’s Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

“Eligible Assignee” shall mean any Person (a) approved by Landlord as an assignee hereunder pursuant to the provisions of Article 12 and (b) (i) if such Person has a Debt Rating, that has a Debt Rating as of any date greater than or equal to (A) BBB, if assigned by S&P and (B) Baa2, if assigned by Moody’s or (ii) if such Person does not have a Debt Rating, that has the financial wherewithal substantially equivalent to the financial wherewithal of a Person with a Debt Rating satisfying the criteria specified in clause (i) above (which determination shall be in Landlord’s reasonable discretion).

“Expanded Premises” shall have the meaning set forth in the definition of “Premises” above.

“Expansion Three Commencement Date” shall mean October 10, 2003.

“Expansion Three First Rental Period” shall mean the period commencing on the Expansion Three Commencement Date and ending on February 28, 2008.

“Expansion Three Included Personal Property” shall have the meaning set forth in Section 1.1 hereof.

“Expansion Three Second Rental Period” shall mean the five-year period commencing on the day immediately succeeding the expiration of the Expansion Three First Rental Period and ending on the five-year anniversary of the expiration date of the Expansion Three First Rental Period.

“Expansion Three Space” shall mean, subject to the provisions of Section 4.3 hereof, the rentable area of the entire fifth (5th) floor of the Building as indicated by hatching on Exhibit “Q” attached hereto and made a part hereof.

“Expansion Three Third Rental Period” shall mean the period commencing on the day immediately succeeding the expiration of the Expansion Three Second Rental Period and ending on the Fixed Expiration Date.

“Fair Market Rent” shall have the meaning set forth in Section 40.3(A) hereof.

“Included Personal Property” shall have the meaning set forth in Section 1.1 hereof.

“Initial Included Personal Property” shall have the meaning set forth in Section 1.1 hereof.

“Initial Premises” shall have the meaning set forth in the definition of “Premises” above.

“Landlord’s Appraiser” shall have the meaning set forth in Section 40.3(B) hereof.

“Landlord’s Determination” shall have the meaning set forth in Section 40.3(B) hereof.

“Moody’s” means Moody’s Investors Services, Inc. and any successor thereto.

“Mutual Determination” shall have the meaning set forth in Section 40.3(B) hereof.

“Option Floor Notice” shall have the meaning set forth in Section 41.1(A) hereof.

“Option Floor(s)” shall have the meaning set forth in Section 41.1(A) hereof.

“Option Floor(s) Commencement Date” shall have the meaning set forth in Section 41.1(A) hereof.

“Option Floor(s) Expiration Date” shall have the meaning set forth in Section 41.1(A) hereof.

“Option Floor(s) Rental Period” shall have the meaning set forth in Section 41.1(A) hereof.

“Renewal Notice” shall have the meaning set forth in Section 40.1(A) hereof.

“Renewal Option” shall have the meaning set forth in Section 40.1(A) hereof.

“Renewal Term” shall have the meaning set forth in Section 40.1(A) hereof.

“Rent Notice” shall have the meaning set forth in Section 40.3(B) hereof.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sixth Floor Space” shall have the meaning set forth in Section 41.1(B) hereof.

“Tenant’s Appraiser” shall have the meaning set forth in Section 40.3(B) hereof.

“Tenant’s Determination” shall have the meaning set forth in Section 40.3(B) hereof.

“Tenant’s Notice” shall have the meaning set forth in Section 40.3(B) hereof.

“Tenant’s Option Floor Notice” shall have the meaning set forth in Section 41.1(A) hereof.

“Third Appraiser” shall have the meaning set forth in Section 40.3(B) hereof.

“Third Floor Space” shall have the meaning set forth in Section 41.1(B) hereof.

2.                                      Amendments to Article 1.

(a)                                  The third through fifth sentences of Section 1.1 are hereby deleted in their entirety and the following sentences are hereby inserted in substitution therefor:

“Tenant hereby agrees to accept (i) possession of the Initial Premises in its ‘as is’ condition on the Commencement Date, (ii) possession of the Expansion One Space in its ‘as is’ condition on the Expansion One Commencement Date, (iii) possession of the Expansion Two Space in its ‘as is’ condition as of the date of the First Amendment on the Expansion Two Commencement Date, and (iv) possession of the Expansion Three Space in its ‘as is’ condition on the Expansion Three Commencement Date, in each case, unoccupied and free of any leases or tenancies and vacant of personal property, except for (w) in the case of the Initial Premises, those items of personal property set forth on Exhibit ‘E’ attached hereto and made a part hereof (the ‘Initial Included Personal Property’), (x) in the case of the Expansion One Space, those items of personal property set forth on Exhibit ‘H’ attached hereto and made a part hereof (the ‘Expansion One Included Personal Property’), (y) in the case of the Expansion Two Space, those items of personal property set forth on Exhibit ‘M’ attached hereto and made a part hereof (the ‘Expansion Two Included Personal Property’), and (z) in the case of the Expansion Three Space, those items of personal property set forth on Exhibit ‘R’ attached hereto and made a part hereof

(the ‘Expansion Three Included Personal Property’, and together with the Initial Included Personal Property, the Expansion One Included Personal Property and the Expansion Two Included Personal Property”, the ‘Included Personal Property’); provided, however, that (i) prior to the Commencement Date Landlord shall install a fire-rated partition in the previously-existing doorway accessing the internal stairs located between the fourth (4th) and fifth (5th) floors of the Building (the ‘Fourth Floor Internal Stairs’) at Landlord’s sole cost and expense in accordance with applicable Requirements (‘Landlord’s Work’), (ii) not later than October 28, 2002 (the ‘Outside Completion Date’), Landlord shall complete the work described on Exhibit ‘I’ attached hereto and made a part hereof at Landlord’s sole cost and expense in accordance with applicable Requirements (‘Landlord’s Expansion One Work’), and (iii) not later than the Expansion Two Commencement Date, Landlord shall complete the work described on Exhibit ‘N’ attached hereto and made a part hereof at Landlord’s sole cost and expense in accordance with applicable Requirements (‘Landlord’s Expansion Two Work’). Landlord agrees that (y) subject to the completion of Landlord’s Expansion One Work and Landlord’s Expansion Two Work, the ‘as is’ condition in which the Expansion One Space and the Expansion Two Space shall be delivered to Tenant shall be materially similar to the ‘as is’ condition of such Expansion One Space and such Expansion Two Space as of the date of the First Amendment and (z) the ‘as is’ condition in which the Expansion Three Space shall be delivered to Tenant shall be materially similar to the ‘as is’ condition of such Expansion Three Space as of the date of the Second Amendment. Landlord agrees that, notwithstanding the foregoing, on (i) the Commencement Date the Initial Premises shall be in compliance with all Requirements, (ii) the Completion Date, the Expansion One Space shall be in compliance with all Requirements, (iii) the Expansion Two Commencement Date, the Expansion Two Space shall be in compliance with all Requirements, and (iv) the Expansion Three Commencement Date, the Expansion Three Space shall be in compliance with all Requirements, except to the extent in each case the non-compliance therewith (i) would not adversely affect Tenant’s ability to perform any Initial Alterations and (ii) would otherwise be cured by the performance of the Initial Alterations, including, without limitation, any Initial Alteration consisting of or including any demolition of any portion of the Premises. Tenant acknowledges that Landlord has performed the Expansion One Work and the Expansion Two Work.”

(b)                                 The eleventh through fourteenth sentences of Section 1.1 are hereby deleted in their entirety and the following sentences are hereby inserted in substitution therefor:

“Tenant will accept (i) the Initial Included Personal Property as of the Commencement Date, (ii) the Expansion One Included Personal Property as of the Expansion One Commencement Date, (iii) the Expansion Two Included Personal Property as of the Expansion Two Commencement Date, and (iv) the Expansion Three Included Personal Property as of the Expansion Three Commencement Date, in each case in their ‘as-is’ and ‘where-is’ condition, and acknowledges that Landlord has not made any representations or warranties as to the condition or fitness of the Included Personal Property for use. The Included Personal Property shall be leased to Tenant in accordance with all of the terms and conditions of this Lease throughout the Term but shall remain the property of Landlord for all purposes and shall be returned to Landlord on the Expiration Date in its ‘as-is’ condition as of the Expiration Date, subject, nevertheless, to the performance by Tenant of its obligations pursuant to the provisions of this Lease. Notwithstanding the foregoing, Tenant shall have the right from time to time during the Term to deliver notice to Landlord indicating that Tenant no longer desires to lease any item of the Included Personal Property, and within five (5) Business Days of receipt of such notice, Landlord shall in its sole discretion elect to (x) accept the return of such Included Personal Property in its ‘as-is’ condition or (y) decline the return of such Included Personal Property, in which event Tenant may in its discretion and at its sole cost and expense dispose of such Included Personal Property without liability or cost to Landlord. If Landlord shall fail to deliver the notice of its election of either item (x) or (y) in accordance with the foregoing sentence, Landlord shall be deemed to have elected to decline the return of such Included Personal Property pursuant to such item (y).”

(c)                                  New Section 1.2(g) is hereby inserted after the existing Section 1.2(f) as follows:

“Section 1.2(g). If the Expansion Three Commencement Date shall occur on a date other than the first (1st) day of any calendar month, on the Expansion Three Commencement Date Tenant shall pay to Landlord an amount equal to the product of Eight Thousand Four Hundred Fifty One and 62/100 Dollars ($8,451.62) multiplied by the number of calendar days in the period from the Expansion Three Commencement Date to the last day of the month in which the Expansion Three Commencement Date shall occur, both dates inclusive.”

3.                                      Amendments to Article 3.

Section 3.6(A) is hereby amended by adding the following sentence after the last sentence thereof:

“On or prior to the Expansion Three Commencement Date, Landlord shall deliver to Tenant an ACP-5 certificate for the Expansion Three Space.”

4.                                      Amendments to Article 27.

(a)                                  Section 27.1(C) is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, ‘Base Operating Year’ shall mean with respect to the Expansion Three Space only, the calendar year ending December 31, 2003.”

(b)                                 Section 27.1(D) is hereby amended by deleting the second sentence and adding the following sentence at the end thereof:

“Notwithstanding the foregoing, ‘Base Taxes’ shall mean with respect to (i) the Expansion One Space only, Taxes for the Tax Year commencing July 1, 2002 and ending June 30, 2003 (ii) the Expansion Two Space only, (1) one-half of the Taxes for the Tax Year commencing July 1, 2002 and ending June 30, 2003 plus (2) one-half of the Taxes for the Tax Year commencing July 1, 2003 and ending June 30, 2004, and (iii) the Expansion Three Space only, (1) one-half of the Taxes for the Tax Year commencing July 1, 2002 and ending June 30, 2003 plus (2) one-half of the Taxes for the Tax Year commencing July 1, 2003 and ending June 30, 2004.”

5.                                      Amendments to Article 28.

The first sentence of Section 28.8 is hereby amended by deleting the words “fifty-one and one-half (51.5)” and by inserting therefor the words “one hundred one and one-half (101.5)”.

6.                                      Amendments to Article 39.

The existing Article 39 is hereby deleted in its entirety and the following Article 39 is hereby inserted therefor:

“ARTICLE 39
EXPANSION THREE SPACE

Section 39.1                                Provided in each case that (i) no Event of Default then exists and (ii) the Expiration Date has not occurred (1) Expansion One Space shall be added to and become a part of the Premises for all purposes under this Lease on the Expansion One Commencement Date as determined in accordance with Section 1.1 hereof, and the definition of ¢Premises’ shall be modified thereupon to include such Expansion One Space, (2) the Expansion Two Space shall be added to and become a part of the Premises for all purposes under this Lease on the Expansion Two Commencement Date as determined in accordance with Section 1.1 hereof, and the definition of ¢Premises’ shall be modified thereupon to include such Expansion Two Space, and (3) the Expansion Three Space shall be added to and become a part of the Premises for all purposes under this Lease on the Expansion Three Commencement Date as determined in accordance with Section 1.1 hereof, and the definition of ¢Premises’ shall be modified thereupon to include such Expansion Three Space.

(A)                              Effective as of the Expansion One Commencement Date, the Fixed Rent shall be increased by the amounts set forth below to reflect the addition of the Expansion One Space to the Premises:

1.                                       for the Expansion One Space First Rental Period, an amount equal to Five Hundred Eighty-Seven Thousand Six Hundred Eighty-Seven and 50/100 Dollars ($587,687.50); and

2.                                       for the Expansion One Space Second Rental Period, an amount equal to Six Hundred Thirty-Four Thousand Seven Hundred Two and 50/100 Dollars ($634,702.50); and

3.                                       for the Expansion One Space Third Rental Period, an amount equal to Six Hundred Eighty-One Thousand Seven Hundred Seventeen and 50/100 Dollars ($681,717.50).

(B)                                Effective as of the Expansion Two Commencement Date, the Fixed Rent shall be increased by the amounts set forth below to reflect the addition of the Expansion Two Space to the Premises:

1.                                       for the Expansion Two Space First Rental Period, an amount equal to Five Hundred Fourteen Thousand One Hundred Twenty-Five and 00/100 Dollars ($514,125.00); and

2.                                       for the Expansion Two Space Second Rental Period, an amount equal to Five Hundred Fifty-Five Thousand Two Hundred Fifty-Five and 00/100 Dollars ($555,255.00); and

3.                                       for the Expansion Two Space Third Rental Period, an amount equal to Five Hundred Ninety-Six Thousand Three Hundred Eighty-Five and 00/100 Dollars ($596,385.00).

(C)                                Effective as of the Expansion Three Commencement Date, the Fixed Rent shall be increased by the amounts set forth below to reflect the addition of the Expansion Three Space to the Premises:

1.                                       for the Expansion Three First Rental Period, an amount equal to Three Million Eighty-Four Thousand Eight Hundred Forty and 00/100 Dollars ($3,084,840.00); and

2.                                       for the Expansion Three Second Rental Period, an amount equal to Three Million One Hundred Eighty-Seven Thousand Six Hundred Sixty-Eight and 00/100 Dollars ($3,187,668.00); and

3.                                       for the Expansion Three Third Rental Period, an amount equal to Three Million Four Hundred Forty-Four Thousand Seven Hundred Thirty-Eight and 00/100 Dollars ($3,444,738.00).

(C)                                Effective as of (i) the Expansion One Commencement Date (1) the ¢Tenant’s Share’ shall be increased by 0.587% and (2) the ¢Space Factor’ shall be increased by nine thousand four hundred three (9,403), (ii) the Expansion Two Commencement Date (1) the ¢Tenant’s Share’ shall be increased by 0.513% and (b) the ¢Space Factor’ shall be increased by eight thousand two hundred twenty-six (8,226) and (iii) the Expansion Three Commencement Date (1) the ¢Tenant’s Share” shall be increased by 3.209% and (b) the ¢Space Factor’ shall be increased by fifty one thousand four hundred fourteen (51,414). The increases set forth in item (iii) in the preceding sentence shall be in addition to those increases set forth in items (i) and (ii).”

7.                                      Insertion of Article 40.

A new Article 40 is hereby added to the Lease as follows:

“ARTICLE 40
RENEWAL

Section 40.1                                (A) So long as Tenant Named Herein or any Eligible Assignee shall be Tenant hereunder, Tenant shall have the option (the ‘Renewal Option’) to extend the Term of this Lease for one (1) additional period of five (5) years, which Renewal Term shall commence on the date immediately succeeding the Fixed Expiration Date and end on the fifth (5th) anniversary of the Fixed Expiration Date (the ‘Renewal Term’); provided that (a) this Lease shall not have been previously terminated, (b) Tenant shall not be subleasing more than twenty percent (20%) of the Premises to non-Affiliates of Tenant on the date of delivery of a Renewal Notice, and (c) no Event of Default shall have occurred and be continuing on the date of delivery of a Renewal Notice and on the Fixed Expiration Date. The Renewal Option shall be exercised by Tenant by the delivery to Landlord of written notice (the ‘Renewal Notice’) thereof at least eighteen (18) months prior to the Fixed Expiration Date and may be exercised with respect to the entire Premises only. Time is of the essence with respect to the giving of the Renewal Notice.

(B)                                Notwithstanding anything to the contrary set forth herein, Tenant shall have no right or option to extend or renew the Term for any portion of the Premises as to which Landlord shall have exercised its right of recapture or termination pursuant to Section 12.6(B) hereof.

Section 40.2                                If Tenant exercises its Renewal Option, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the Fixed Rent applicable thereto shall be as determined pursuant to the provisions of Section 40.3 below and (ii) there shall be no further renewal right permitted hereunder.

Section 40.3                                The Fixed Rent for the Renewal Term shall be determined as follows:

(A)                              The Fixed Rent for the Premises for the Renewal Term shall be an amount equal to the annual fair market rental value of the Premises (the ‘Fair Market Rent’) on the first day thereof. The Fair Market Rent shall be determined as if the Premises were available in the prevailing rental market for comparable first class market buildings in midtown Manhattan prior to the first day of the Renewal Term, assuming that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Premises can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account all relevant factors applicable to the leasing of the Premises, including, without limitation, the fact that the Base Taxes and the Base Operating Expenses provided herein shall change for the purpose of calculating the escalation payments payable pursuant to Article 27 hereof, which payments shall continue to be made during the Renewal Term with the Base Taxes to be the Taxes for the Tax Year in which the Renewal Term commences and the Base Operating Year to be the Operating Year in which the Renewal Term commences; Tenant shall not be entitled to any concessions or free rent periods, any abatement of Fixed Rent or any other item of Rental or any allowance or contribution during the Renewal Term and Landlord shall not be required to perform any work in the Premises prior to the commencement of, or during, the Renewal Term.

(B)                                For purposes of determining the Fair Market Rent, the following procedure shall apply:

(1)                                  the Fair Market Rent shall be determined by Landlord on the basis of the highest and best use as offices and assuming that the Premises are free and clear of all leases and tenancies (including this Lease), and that the Premises are occupied by one (1) tenant.

(2)                                  Landlord shall give Tenant written notice (a) not later than one hundred twenty (120) days prior to the Fixed Expiration Date (the ‘Rent Notice’), which Rent Notice shall set forth Landlord’s determination of the Fair Market Rent (‘Landlord’s Determination’). If Landlord shall fail or refuse to give such notice as aforesaid, the Fair Market Rent shall be deemed to be the Fixed Rent payable by Tenant on the Expiration Date. If Tenant disputes the Fixed Rent as the current Fair Market Rent, Tenant shall so notify Landlord by written notice pursuant to clause (3) below, and if within twenty (20) days after Landlord’s receipt of Tenant’s Notice Landlord and Tenant shall be unable to agree on the Fair Market Rent, Landlord and Tenant each shall appoint an independent real estate appraiser and proceed pursuant to clause (4) below.

(3)                                  Tenant shall notify Landlord by written notice (‘Tenant’s Notice’) within thirty (30) days after Tenant’s receipt (or deemed receipt) of the Rent Notice, of whether Tenant accepts or disputes Landlord’s Determination, and if Tenant disputes Landlord’s Determination, Tenant’s Notice shall set forth Tenant’s determination of the Fair Market Rent (‘Tenant’s Determination’).

(4)                                  If Tenant in Tenant’s Notice accepts Landlord’s Determination or if Tenant fails or refuses to give Tenant’s Notice as aforesaid, Tenant shall be deemed to have accepted Landlord’s Determination for such Renewal Term in accordance with the terms of this Article. If Tenant in Tenant’s Notice disputes Landlord’s Determination and within twenty (20) days after Landlord’s receipt of Tenant’s Notice Landlord and Tenant shall be unable to agree on the Fair Market Rent, Landlord and Tenant each shall appoint an independent real estate appraiser (respectively, ‘Landlord’s Appraiser’ and ‘Tenant’s Appraiser’) and each of Landlord and Tenant shall simultaneously with one another on the day after such appointment submit to Landlord’s Appraiser and Tenant’s Appraiser, respectively, its then current determination of the Fair Market Rent, which determinations in each instance may be higher or lower than the determination of Fair Market Rent previously submitted by Landlord and Tenant. If Landlord’s Appraiser and Tenant’s Appraiser shall mutually agree upon the determination (the ‘Mutual Determination’) of the Fair Market Rent, their determination shall be final and binding upon the parties. If Landlord’s Appraiser and Tenant’s Appraiser shall be unable to reach a Mutual Determination within said twenty (20) day period, both of the Appraisers shall jointly select a third independent real estate appraiser (‘Third Appraiser’) whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord’s Appraiser and Tenant’s Appraiser shall be unable to jointly agree on the designation of the Third Appraiser within five (5) days after they are requested to do so by either party, the Third Appraiser shall be designated by the AAA in accordance with the rules, regulations and/or procedures then obtaining of the AAA.

(5)                                  The Third Appraiser shall conduct such hearings and investigations as such person may deem appropriate and shall, within fifteen (15) days after the date of designation of the Third Appraiser, choose either Landlord’s Determination or Tenant’s Determination, and such choice by the Third Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any proceeding under this Section 40, including the expenses and fees of such party’s Appraiser, and Landlord and Tenant shall each pay fifty percent (50%) of the fees and expenses of the Third Appraiser. Any Appraiser appointed pursuant to this Section 40 shall be an independent real estate appraiser with at least ten (10) years’ experience in appraisal of properties that are similar in character to the Building, and have an office and be doing business in the Borough of Manhattan. The Appraisers shall not have the power to add to, modify or change any of the provisions of this Lease.

(C)                                After a determination has been made of the Fair Market Rent for the Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Fair Market Rent as hereinabove determined but the failure to do so shall not affect the determination as aforesaid.

(D)                               If the final determination of the Fair Market Rent shall not be made on or before the first day of the Renewal Term, then pending such final determination Tenant shall pay, as the Fixed Rent for such Renewal Term, an amount equal to the average of Landlord’s Determination and Tenant’s Determination. If, based upon the final determination hereunder of the Fair Market Rent, the payments made by Tenant on account of the Fixed Rent for such portion of the Renewal Term were (i) less than the Fair Market Rent, Tenant shall pay to Landlord the amount of such deficiency within thirty (30) days after demand therefor or (ii) greater than the Fair Market Rent, Landlord promptly shall refund to Tenant the amount of such excess.”

8.                                      Insertion of Article 41.

A new Article 41 is hereby added to the Lease as follows:

“ARTICLE 41
RIGHT OF FIRST OFFER

Section 41.1                                (A) If at any time during the Term, any portion of the sixth (6th) floor that is not leased by Tenant pursuant to the terms of this Lease (the “Sixth Floor Space”) or any portion of the third (3rd) floor (the “Third Floor Space”; the applicable portion of the Sixth Floor Space or the Third Floor Space that becomes available for leasing, whether consisting of the Third Floor Space, the Sixth Floor Space, or both, or any portion of either being hereinafter referred to as the ‘Option Floor(s)’) shall become available for leasing, Landlord shall notify Tenant in writing (the ‘Option Floor Notice’) of such availability, such notice to include the anticipated date that such Option Floor(s) is scheduled to be vacant and available for delivery to Tenant (the ¢Anticipated Option Floor(s) Commencement Date’) and the Option Floor(s) or portion thereof which shall then be available, provided that (1) Tenant Named Herein shall be Tenant hereunder, (2) there shall not then be a continuing Event of Default hereunder on (y) the date Tenant delivers the applicable Tenant’s Option Floor Notice and (z) the date on which Landlord shall deliver to Tenant vacant possession of the applicable Option Floor(s) or portion thereof (the ‘Option Floor(s) Commencement Date’), and (3) Tenant or any Related Entity shall then occupy not less than seventy-five percent (75%) of the rentable square feet in the Premises,

Tenant shall have the one-time right with respect to each such Option Floor(s) to directly lease each such Option Floor(s) for a term commencing on the Option Floor(s) Commencement Date and ending on the Fixed Expiration Date (the ‘Option Floor(s) Expiration Date’, and such period, a ‘Option Floor(s) Rental Period’) on the terms and conditions set forth in Section 41.2 below. Landlord shall deliver the Option Floor Notice within a reasonable period of time after Landlord has determined that any Option Floor(s) shall be available for leasing (which determination shall be in Landlord’s sole and absolute discretion). Tenant shall have thirty (30) days after receipt of the Option Floor Notice in which to notify Landlord in writing (‘Tenant’s Option Floor Notice’) of its election to lease the applicable Option Floor(s). Time is of the essence with respect to the giving of Tenant’s Option Floor Notice. If Tenant shall fail to notify Landlord of such election within said period, Tenant shall be deemed to have waived its rights under this Section 41.1 with respect to such Option Floor(s).

(B)                                Notwithstanding the foregoing provisions of this Section 41.1, Tenant acknowledges that in respect of the Third Floor Space, Landlord may at any time, in Landlord’s sole discretion and without notice to Tenant, enter into an agreement with Banque Paribas or its successor (‘BNP’) extending the term of any lease or sublease then in effect between Landlord and BNP with respect to all or any portion of the Third Floor Space or providing for the leasing by BNP of all or any portion of the Third Floor Space; provided, however, that any such agreement with BNP must (i) be made in good faith by Landlord, and (ii) not have been made with the intent to deprive Tenant of any of its rights under this Article 41 as opposed to serving to meet a business need of BNP.

Section 41.2                                (A)  Provided that Tenant timely delivers Tenant’s Option Floor Notice as aforesaid, then, on the Option Floor(s) Commencement Date:  (i) the Option Floor(s) so leased shall be added to and be deemed part of the Premises for all purposes of this Lease, except as set forth in this Section 41.2; (ii) the Fixed Rent for any Option Floor(s) for the applicable Option Floor(s) Rental Period shall be the Fair Market Rent for such Option Floor(s) (as determined pursuant to the provisions of Section 41.2(B) below), (iii) Tenant’s Share shall be increased to reflect the inclusion of the Option Floor(s) so leased in the Premises; (iv) the Option Floor(s) so leased shall be delivered to Tenant by Landlord, and Landlord shall deliver to Tenant one or more ACP-5 certificates (as reasonably required by Tenant) applicable to each floor of the Option Floor(s) in question, and Landlord shall not be obligated to perform any other work with respect thereto; and (v) Tenant shall not be entitled to any concessions or free rent periods, any abatement of Fixed Rent or any other item of Rental or any allowance or contribution with respect to Tenant’s performance of Initial Alterations in connection with such Option Floor(s).

(B)                                The Fair Market Rent for any Option Floor(s) shall be determined in accordance with the provisions of Section 40.3 hereof, all of which shall apply mutatis mutandis with respect thereto, except that:

(1)                                  as used therein, the term ‘Fair Market Rent’ shall mean the annual fair market rental value of the Option Floor(s) in question as of the date on which Tenant gives Tenant’s Option Floor Notice in question;

(2)                                  as used therein, the term ‘Premises’ shall mean the Option Floor(s) in question;

(3)                                  the Base Operating Year shall mean the full calendar year in which occurs the Option Floor(s) Commencement Date;

(4)                                  Base Taxes shall mean the Taxes payable by Landlord for the Tax Year in which occurs the Option Floor(s) Commencement Date; and

(5)                                  the Rent Notice with respect to the Option Floor(s) shall be delivered within thirty (30) days after Landlord’s receipt of the Tenant’s Option Floor Notice.

Section 41.3                                If Landlord is unable to deliver possession of the Option Floor(s) so leased on the Option Floor(s) Commencement Date because of the holding over or retention of possession of any tenant, undertenant or occupant in the Option Floor(s) so leased or otherwise, subject to compliance with the provisions of this Section 41.3, (i) Landlord shall not be subject to any liability for failure to give possession on said date, (ii) Tenant waives the right to recover any damages which may result from the failure of Landlord to deliver possession of the Option Floor(s) so leased and agrees that the provisions of this Section 41.3 shall constitute an “express provision to the contrary” within the meaning of Section 223(a) of the New York Real Property Law, (iii) the Fixed Rent and Escalation Rent payable with respect to the Option Floor(s) so leased shall be abated and the Option Floor(s) Commencement Date shall be postponed until vacant possession of the Option Floor(s) so leased is, in fact, delivered by Landlord to Tenant, and (iv) Landlord, at Landlord’s expense, shall use commercially reasonable efforts to deliver possession of the Option Floor(s) to Tenant, and, in connection therewith, if necessary, shall institute and diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of such space. Notwithstanding anything to the contrary contained herein, if Landlord is unable to deliver possession of the Option Floor(s) so leased within twelve (12) months of the Option Floor(s) Commencement Date, Tenant shall have the right to terminate this Lease with respect to the Option Floor(s) and neither Landlord nor Tenant shall have further obligations with respect thereto.

Section 41.4                                Anything contained in this Article 41 to the contrary notwithstanding, Tenant’s rights pursuant to this Article 41 are subject and subordinate to all renewal rights and expansion options existing as of the date of this Lease in favor of any existing tenant in the Building affecting all or any portion of the Option Floor(s).”

9.                                      Insertion of Article 42.

A new Article 42 is hereby added to the Lease as follows:

“ARTICLE 42
PARKING

Section 42.1                                Landlord shall make available or cause to be made available to Tenant throughout the Term four (4) parking spaces for cars in the garage of the Building. Such spaces need not be specifically assigned or designated. For each parking space made available to Tenant, Tenant shall pay to Landlord or the operator of the garage, as applicable, the standard and uniform posted monthly charges in question for each such parking space, it being understood that Landlord or the operator of such garage may, from time to time, change the standard and uniform monthly charges. Tenant shall pay such monthly charges in accordance with the standard and uniformly applied procedures of the Building garage applicable thereto from time to time in effect, and shall comply with all other rules and regulations then in effect for the garage. If Landlord shall operate the garage, Landlord shall not charge Tenant more for parking spaces than Landlord is charging tenants of the Building (other than Landlord and its affiliates) for such parking spaces. If upon Landlord making available or causing to be made available four (4) parking spaces, Tenant shall decline to accept one (1) or more spaces or shall accept such space(s) and shall thereafter elect to terminate its leasing of such space(s), Landlord shall have no further obligation to make or cause to be made available such parking space(s) to Tenant, nor shall Tenant be entitled to lease such space(s).”

10.                               Amendments to Exhibits.

(a)                                  Exhibit “A” attached hereto is hereby attached to and made a part of the Lease;

(b)                                 Exhibit “Q” attached hereto is hereby attached to and made a part of the Lease following such Exhibit “P”; and

(c)                                  Exhibit “R” attached hereto is hereby attached to and made a part of the Lease following such Exhibit “Q”.

11.                               Brokerage.

Each party represents and warrants that it has not dealt with any broker, finder or like agent in connection with this Amendment other than CB Richard Ellis Real Estate Services, Inc. and Cushman and Wakefield, Inc. (collectively, the “Broker”), and Tenant agrees to indemnify and hold Landlord harmless of and from any and all loss, costs, damage, liability or expense (including, without limitation, attorneys’ fees and disbursements) incurred by reason of any claim of or liability to any broker, finder or like agent, other than Broker, who shall claim to have dealt with Tenant in connection with this Amendment. Landlord agrees to indemnify and hold Tenant harmless of and from any and all loss, costs, damage, liability or expense (including, without limitation, attorneys’ fees and disbursements) incurred by reason of any claim of or liability to any broker, finder or like agent, including Broker, who shall claim to have dealt with Landlord in connection with this Amendment. Landlord shall pay Broker any commission, fee or compensation due in connection with this Lease pursuant to a separate written agreement. The provisions of this Article shall survive the expiration or earlier termination of the Lease or this Amendment.

12.                               Miscellaneous.

(a)                                  Terms Binding. The terms, covenants and conditions contained in this Amendment shall bind and inure to the benefit of parties hereto and their respective permitted successors and assigns.

(b)                                 Full Force and Effect. As amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term thereof.

(c)                                  Counterparts. This Amendment may be executed in counterparts, each of which when read together shall be deemed one and the same instrument.

(d)                                 Governing Law. This Amendment shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have respectively executed this Amendment as of the date first above written.

Landlord

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By:	/s/ Thomas D. Carey
Name: Thomas D. Carey
Title: Investment Officer

ELAS SECURITIES ACQUISITION CORP.

By:	/s/ Andrew S. Bauman
Name: Andrew S. Bauman
Title: Vice President

Tenant

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ John G. Duffy
Name: John G. Duffy
Title: Chairman and CEO